EXHIBIT F

      25 Research Drive, Westborough, Massachusetts 01582
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                                        February 9, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re:  National Grid USA Service Company, Inc.
          File No. 70-9673

Dear Commissioners:

     The Application/Declaration on Form U-1 as amended relating to the recapitalization of National Grid USA Service Company, Inc. (the Company) was permitted to become effective on January 5, 2001. On January 29, 2001, the board of directors of the Company voted a distributive dividend from paid-in capital of $14,444,654.10 payable to the sole stockholders of record on the close of business on January 31, 2001.

     I hereby confirm my opinion dated January 3, 2001, filed as Exhibit F to the Form U-1.

     Based upon the foregoing, it is my further opinion the above described transactions were carried out in accordance with the Application/Declaration.

                                        Very truly yours,

                                        s/Kirk L. Ramsauer

                                        Kirk L. Ramsauer
                                        Deputy General Counsel